                                                                 Exhibit 99.4

                      COMMERCIAL BANCSHARES, INCORPORATED
                               415 Market Street
                        Parkersburg, West Virginia 26101
                                 (304)424-0300

                                                               February 13, 1998

Dear Commercial Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of Commercial Bancshares Incorporated ("Commercial") to be held on March 19, 1998, at Commercial's principal executive offices, 415 Market Street, Parkersburg, West Virginia 26101, commencing at 9:00 a.m., local time.

     At the Special Meeting, you will be asked to approve and adopt an Agreement and Plan of Merger and the transactions contemplated thereby providing for the business combination of WesBanco, Inc. ("WesBanco") and Commercial. Pursuant to the Agreement and Plan of Merger, Commercial will merge into CBI Holding Company ("CBI"), a wholly-owned subsidiary of WesBanco, with CBI being the surviving corporation, and each outstanding share of Commercial Common Stock will be converted into the right to receive 2.85 shares of WesBanco Common Stock.

     The Board of Directors of Commercial has unanimously determined that the transaction is in the best interests of Commercial and its shareholders and recommends that you vote FOR the proposal to approve and adopt the Agreement and Plan of Merger and the transactions contemplated thereby. Danielson Associates, Inc. Commercial's financial advisor, has delivered its opinion, dated as of September 12, 1997 and updated as of February 9, 1998, to the Board of Directors to the effect that, based upon and subject to various considerations set forth in such opinion, as of the date of such opinion that the Merger is fair, from a financial point of view, to the holders of Commercial Common Stock. The accompanying Joint Proxy Statement/ Prospectus more fully describes the proposal to be considered at the Special Meeting. You are urged to give it your careful attention.

     APPROVAL OF THE PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER BY COMMERCIAL SHAREHOLDERS WILL REQUIRE THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF COMMERCIAL COMMON STOCK VOTING THEREON. IT IS VERY IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. IN ORDER TO INSURE THAT YOU WILL BE REPRESENTED, WE ASK YOU TO COMPLETE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. A POSTAGE-PAID RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

     You should not send in certificates representing shares of Commercial Common Stock at this time. Following consummation of the transaction, information will be sent to you regarding the procedure for surrendering your stock certificates and receiving certificates for the shares of WesBanco Common Stock to be issued in exchange for your Commercial shares.

                                          Sincerely,

                                          William E. Mildren, Jr.
                                          Chairman of the Board and President

                       COMMERCIAL BANCSHARES, INCORPORATED
                                415 Market Street
                        Parkersburg, West Virginia 26101
                                 (304) 424-0300


Dear Gateway Bancshares Shareholder:

                  As you are aware, the shareholders of Gateway Bancshares are scheduled to hold a Special Meeting on March 9, 1998 to vote on the approval of a merger with Commercial Bancshares, Incorporated ("Commercial"). If the merger of Gateway and Commercial is approved, you will become a shareholder of Commercial. Commercial has scheduled a Special Meeting to be held on March 19, 1998, at Commercial's principal executive offices, 415 Market Street, Parkersburg, West Virginia 26101, commencing at 9:00 a.m., local time to consider a merger of Commercial and WesBanco, Inc. ("WesBanco"). If the merger of Gateway and Commercial is approved, you are cordially invited to attend the Special Meeting of Shareholders of Commercial and vote on the proposed merger as a shareholder of Commercial. The enclosed Joint Proxy Statement/Prospectus is being sent to you now to enable you to give the merger of Commercial and WesBanco your full consideration.

                  At the Commercial Special Meeting, you will be asked to approve and adopt an Agreement and Plan of Merger and the transactions contemplated thereby providing for the business combination of WesBanco, Inc. ("WesBanco") and Commercial. Pursuant to the Agreement and Plan of Merger, Commercial will merge into CBI Holding company ("CBI"), a wholly-owned subsidiary of WesBanco, with CBI being the surviving corporation, and each outstanding share of Commercial Common Stock will be converted into the right to receive 2.85 shares of WesBanco Common Stock.

                  The Board of Directors of Commercial has unanimously determined that the transaction is in the best interests of Commercial and its shareholders and recommends that, as a Commercial shareholder, you vote FOR the proposal to approve and adopt the Agreement and Plan of Merger and the transactions contemplated thereby. Danielson Associates, Inc., Commercial's financial advisor, has delivered its opinion, dated as of September 12, 1997, to the Board of Directors to the effect that, based upon and subject to various considerations set forth in such opinion, as of the date of such opinion that the Merger is fair, from a financial point of view, to the holders of Commercial Common Stock. The accompanying Joint Proxy Statement/Prospectus more fully describes the proposal to be considered at the Special Meeting. You are urged to give it your careful attention.

                  APPROVAL OF THE PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER BY COMMERCIAL SHAREHOLDERS WILL REQUIRE THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF COMMERCIAL COMMON STOCK VOTING THEREON. IT IS VERY IMPORTANT THAT YOUR SHARE BE REPRESENTED AT THE SPECIAL MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. IN ORDER TO INSURE THAT YOU WILL BE REPRESENTED, WE ASK YOU TO

COMPLETE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. A POSTAGE-PAID RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                  You should not send in certificates representing shares of Commercial or Gateway Bancshares Common Stock at this time. Following consummation of the transaction, information will be sent to you regarding the procedure for surrendering your stock certificates and receiving certificates for the shares of WesBanco Common Stock to be issued in the merger of Commercial and WesBanco.


                                          Sincerely,



                                          William E. Mildren, Jr.
                                          Chairman of the Board and President